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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

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                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of report (Date of earliest event reported):  July 1, 1996



                         ADC TELECOMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)



          Minnesota                  0-1424              41-0743912
(State or other jurisdiction of(Commission File No.)  (I.R.S. Employer
incorporation or organization)                      Identification No.)



  12501 Whitewater Drive, Minnetonka, Minnesota     55343
     (Address of principal executive offices)     (Zip Code)



     Registrant's telephone number, including area code     (612) 938-8080



                                Not Applicable
         (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

       On July 1, 1996, ADC Telecommunications, Inc. (the "Registrant") purchased eighty percent (80%) of the outstanding capital stock of Solitra Oy, a Finland corporation ("Solitra") from Solitra's existing shareholders. In addition, pursuant to a Stock Purchase Agreement dated July 1, 1996 (the "Stock Purchase Agreement"), the Registrant will acquire the remaining twenty percent (20%) of the outstanding capital stock of Solitra over the three year period from October 21, 1997 to October 21, 1999. The acquisition of Solitra's stock was effected through a newly-created, wholly-owned subsidiary of the Registrant.

       The aggregate purchase price for the stock of Solitra consists of (i) a cash payment made at closing in the amount of 191,269,500 Finnish Markkaa (approximately US$41 million), subject to adjustments based upon a post-closing audit of Solitra's closing date balance sheet, and (ii) additional cash payments to be made for each of the fiscal years ended October 31, 1997, 1998 and 1999, in amounts to be determined based upon Solitra's financial performance against targets for revenues and operating profits during such fiscal years in accordance with the Stock Purchase Agreement. Such additional payments, if any, will be characterized as additional purchase price by the Registrant.

       The purchase price was arrived at by arms-length negotiations between the Registrant and the shareholders of Solitra. None of the selling shareholders is an affiliate of the Registrant. The Registrant financed the payment made at closing with cash on hand and the Registrant anticipates that any additional payments to be made in the future will be paid by funds generated from operations.

       Solitra is a privately-held corporation that designs, manufactures and sells radio frequency filters and other base station equipment components and subsystems. The Registrant intends that Solitra will continue such operations.

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Item 7.  Financial Statements and Exhibits

       (a) Financial statements of businesses acquired.

       It is impracticable to file information called for herein at the time this Current Report on Form 8-K is being filed. Such information will be filed as soon as practicable, but not later than 60 days after the date upon which this Current Report on Form 8-K is required to be filed.


       (b) Pro forma Financial Information.

       It is impracticable to file information called for herein at the time this Current Report on Form 8-K is being filed. Such information will be filed as soon as practicable, but not later than 60 days after the date upon which this Current Report on Form 8-K is required to be filed.


       (c) Exhibits

          2.1 Stock Purchase Agreement, dated July 1, 1996, by and between ADC Telecommunications, Inc., ADC Mersum Oy and the shareholders of Solitra Oy.

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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:     July 16, 1996           ADC TELECOMMUNICATIONS, INC.




                                  By:   /s/ Robert E. Switz
                                      -------------------------------
                                      Robert E. Switz
                                      Vice President and
                                      Chief Financial Officer

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                                 EXHIBIT INDEX



Exhibit Number Description
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     2.1       Stock Purchase Agreement, dated July 1, 1996, by and
               between ADC Telecommunications, Inc., ADC Mersum Oy and the shareholders of Solitra Oy.


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